 Exhibit 99.1

Investors:	MBS Value Partners
Betsy Brod, (212) 750-5800

Millennium Cell Board Approves Plan to Liquidate

EATONTOWN, N.J., July 17, 2008 (PRIME NEWSWIRE) -- Millennium Cell Inc. (Nasdaq:MCEL), announced today that its Board of Directors has approved a plan to liquidate the Company through the sale of its assets and the distribution of the proceeds to its creditors. At current estimated asset valuations, there is no expectation that the holders of the Company's common stock will receive any proceeds through the liquidation.

To assist it in implementing the liquidation plan, Millennium Cell has engaged the services of a company formed by Adam Briggs, former President of the Company, to market and make recommendations to the Board with respect to the asset sales and other matters for the winding up of the Company. Interested bidders for the Company's assets should contact Mr. Briggs at this time at: 1-732-544-5732 or HOD.Sales@gmail.com. The liquidation plan contemplates that Millennium Cell will file for Bankruptcy within the next 30 to 45 days.

Millennium Cell had previously announced during May 2008, at the time that it ceased operations, that it was engaged in discussions with a corporation that had expressed interest in entering into a reverse merger with it, which transaction would have contemplated the provision of short term liquidity for the Company pending its completion. As discussions for that transaction did not proceed as expected and were terminated by the Company, the Company's Board of Directors determined that it had no further options other than to pursue the liquidation plan/Bankruptcy, as had also been contemplated in that May press release if the reverse merger transaction did not proceed.

About Millennium Cell

Millennium Cell is a leader in the development of hydrogen battery technology used to power portable applications. Through its proprietary Hydrogen on Demand® fuel cartridges and PowerSkin™ fuel cell modules, the Company provides increased energy density resulting in longer runtime and lighter weight in a compact space. The Company is working with market partners to meet the demand for a better battery in the military, medical, industrial and consumer electronics markets. For more information, visit www.millenniumcell.com.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ``forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to satisfy our immediate need for capital, in the amounts and at costs and upon terms that are acceptable to fund the development and commercialization of our hydrogen battery technology and hydrogen delivery system and Millennium Cell’s business plan, (v) Millennium Cell’s ability to protect our intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts, (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, our technology, (viii) Millennium Cell’s ability to enter into agreements with collaborators and strategic partners and the potential failure of our collaborators and strategic partners to perform under their agreements with us, (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2007.

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